Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-31524) of HealthGate Data Corp. of our report dated March 17, 2005 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2005